UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 10, 2005

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

NEWS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

News Corporation (“News Corporation”) (NYSE: NWS, NWS.A; ASX: NWS, NWSLV) issued a press release today announcing that it has made a proposal to its subsidiary Fox Entertainment Group, Inc. (“Fox”) (NYSE: FOX) to acquire all of the shares of Fox Class A common stock that News Corporation does not already own. News Corporation intends to effect the transaction through an exchange offer made directly to Fox stockholders. News Corporation expects to file its offering materials with the Securities and Exchange Commission (the “SEC”) and to commence its exchange offer later today. News Corporation currently owns approximately 82.1% of the equity and 97.0% of the voting power of Fox. Such ownership is in the form of approximately 59.1% of the outstanding shares of Fox Class A common stock and 100% of the outstanding shares of Fox Class B common stock. Pursuant to the terms of the exchange offer, holders of Fox Class A common stock will receive 1.90 shares of News Corporation’s Class A common stock in exchange for each outstanding share of Fox Class A common stock validly tendered and not withdrawn in the exchange offer.

News Corporation’s offer will be conditioned upon, among other things, the tender of a majority of Fox Class A common stock not beneficially owned, as of the close of business on the date immediately prior to the expiration of the offer, by News Corporation or its affiliates, directors and executive officers, or the directors and executive officers of Fox. In addition, assuming the offer is completed, News Corporation will own at least 90% of the outstanding shares of Fox Class A common stock and Fox Class B common stock following the offer and will complete promptly a short form merger at the same per share consideration as is provided for in the offer unless prevented from doing so by a court or other legal requirement. News Corporation believes that the transaction will be tax-free to Fox stockholders.

News Corporation expects that the Fox board will form a special committee of Fox directors that are not directors or executive officers of News Corporation to consider News Corporation’s proposal and make a recommendation to the Fox stockholders regarding the proposal. The directors and executive officers of News Corporation who sit on the Fox board will support that delegation of authority to the special committee. News Corporation also will encourage the special committee to retain its own legal and financial advisors to assist in its review of the exchange offer.

News Corporation intends to file with the SEC a Registration Statement on Form S-4 containing a prospectus relating to the exchange offer and a Schedule TO. Fox stockholders and other interested parties are urged to read News Corporation’s prospectus and other related documents that are expected to be filed with the SEC because those documents will contain important information about News Corporation, Fox and the exchange offer.

A copy of the press release is attached hereto as exhibit 99.1. A copy of News Corporation’s proposal letter, which was delivered to the Fox board of directors today, is attached hereto as Exhibit 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
99.1	Press release of News Corporation dated January 10, 2005

99.2	Letter from News Corporation to the board of directors of Fox Entertainment Group, Inc., dated January 10, 2005, proposing the exchange offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION
(REGISTRANT)

By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Dated: January 10, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of News Corporation dated January 10, 2005

99.2	Letter from News Corporation to the board of directors of Fox Entertainment Group, Inc., dated January 10, 2005, proposing the exchange offer